Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2023 Operating Results

New York – May 10, 2023– Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the three months ended March 31, 2023.

“We continue to make steady progress on our plan of sale since initiating the process in March of 2022. Year to date we have sold 31 wholly owned properties for total gross proceeds of $311.9 million. In addition to the sales closed year to date, we have over $500 million of assets either under contract or with accepted offers. We plan to continue to use excess sales proceeds to reduce the Company’s term loan balance. In conjunction with our sales activity, we continue to build asset value through leasing, development and entitlement activity for the properties slated for sale later in our process. Despite the ongoing challenging market conditions, we are prudently progressing our plan of sale to maximize value for our shareholders,” said Andrea L. Olshan, Chief Executive Officer and President.

Sale Highlights:

•
Generated $290.8 million of gross proceeds during the quarter ended March 31, 2023 from the sale of 27 wholly owned or consolidated assets.
•
Subsequent to quarter end, generated $21.1 million of gross proceeds from the sale of four wholly owned assets.
•
The Company has 15 assets under contract for sale with no due diligence contingencies for total anticipated proceeds of $295.6 million and four assets under contract for sale subject to customary due diligence for total anticipated proceeds of $37.9 million. All assets for sale are subject to customary closing conditions.
•
The Company has exercised its put rights on four joint venture properties with anticipated proceeds of $106.5 million.
•
The Company has accepted offers on and is currently negotiating definitive purchase and sale agreements for assets with accepted offers of approximately $67.7 million on wholly owned assets and $35 million in joint ventures interests.

Financial Highlights:

For the quarter ended March 31, 2023:

•
As of March 31, 2023, the Company had cash on hand of $132.1 million, including $11.6 million of restricted cash. As of May 8, 2023, the Company had cash on hand of $143.5 million, including $11.6 million of restricted cash.
•
Net loss attributable to common shareholders of ($63.2) million, or ($1.13) per share.
•
Total Net Operating Income (“Total NOI”) of $3.1 million.
•
During the quarter, the Company made $230 million in principal repayments on the Company’s term loan facility (“Term Loan Facility”), reducing the balance of the Term Loan Facility to $800 million. The Company also extended the maturity of the Term Loan Facility for an additional two years to July 31, 2025.

Other Highlights

•
Signed three leases covering 84 thousand square feet in the first quarter at an average projected annual rent of $16.33 PSF.
•
One new lease covering approximately eight thousand square feet at a Premier asset at an average projected annual net rent of $71.25 PSF; and
•
Two ground floor leases covering approximately 76 thousand square feet at a Multi-Tenant Retail asset at an average projected annual net rent of $10.54 PSF.
•
Opened seven tenants in the first quarter totaling approximately 139 thousand square feet (70 thousand square feet at share) at an average net rent of $67.47 PSF.

Sales Activity

The tables below provide additional information regarding the Company’s sales activity. The first table provides in chart format certain information contained in the Company’s April 4, 2023 business update. The second table updates this information as of May 9, 2023. The third table provides updated information, as of May 9, 2023, on portfolio status by market, property type and transaction size consistent with the Company’s prior disclosure on April 4, 2023.

Sales Progress as of April 4, 2023 (1)

Stabilized	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds

Under Contract - No DD	2	7.2%	2	-	$36,650
Under Contract - In DD	1	8.6%	1	-	$25,313
PSA Neg. / Accepted Offer	1	9.2%	1	-	$10,400
Total	4	8.0%	4	-	$72,363
Remaining Stabilized Sales Parcels	5		2	3

Partially Stabilized	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds

Under Contract - No DD	4	7.6%	4	-	$115,850
Under Contract - In DD	-	N/A	-	-	$-
PSA Neg. / Accepted Offer	1	4.0%	1	-	$7,600
Total	5	7.5%	5	-	$123,450
Remaining Partially Stabilized Sales Parcels	7		2	5

Pads	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds

Under Contract - No DD	-	N/A	-	-	$-
Under Contract - In DD	2	5.7%	2	-	$7,015
PSA Neg. / Accepted Offer	-	N/A	-	-	$-
Total	2	5.7%	2	-	$7,015
Remaining Pad Sales Parcels	3		3	-

Joint Ventures	Number	PSF	2023 Sales	2024 & Beyond Sales	Gross Proceeds

Under Contract - No DD	4	$171.52	4	-	$104,850
Under Contract - In DD	-	N/A	-	-	$-
PSA Neg. / Accepted Offer	1	$38.75	1	-	$4,500
Total	5	$150.32	5	-	$109,350
Remaining Joint Venture Sales Parcels	10		2	8

Non-Income Producing	Number	PSF	Per Acre	Carry Cost	2023 Sales	2024 & Beyond Sales	Gross Proceeds

Under Contract - No DD	9	$128.06	$1,277	$(5,019)	9	-	$155,375
Under Contract - In DD	2	$38.92	$491	$(854)	2	-	$11,000
PSA Neg. / Accepted Offer	7	$33.81	$453	$(1,811)	7	-	$42,489
Total	18	$75.87	$878	$(7,683)	18	-	$208,864
Remaining Non-Income Producing Sales Parcels	19				9	10

Sales Progress as of May 9, 2023 (1)

Stabilized	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since April 4, 2023	-	N/A	-	-	$-
Under Contract - No DD	2	7.2%	3	-	$36,650
Under Contract - In DD	1	9.2%	1	-	$10,400
PSA Neg. / Accepted Offer	-	N/A	-	-	$-
Total	3	7.6%	3	-	$47,050
Remaining Stabilized Sales Parcels (2)	6		4	2

Partially Stabilized	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since April 4, 2023	-	N/A	-	-	$-
Under Contract - No DD	4	7.6%	4	-	$115,850
Under Contract - In DD	1	3.0%	1	-	$16,500
PSA Neg. / Accepted Offer	2	4.3%	2	-	$14,600
Total	7	6.9%	7	-	$146,950
Remaining Partially Stabilized Sales Parcels	5		2	3

Pads	Number	Cap	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since April 4, 2023	-	N/A	-	-	$-
Under Contract - No DD	2	5.7%	2	-	$7,015
Under Contract - In DD	-	N/A	-	-	$-
PSA Neg. / Accepted Offer	1	5.3%	1	-	$2,857
Total	3	5.5%	3	-	$9,872
Remaining Pad Sales Parcels	2		2	-

Joint Ventures	Number	PSF	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed since April 4, 2023					$-
Under Contract - No DD	4	$174.24	4	-	$106,515
Under Contract - In DD	-	N/A	-	-	$-
PSA Neg. / Accepted Offer	4	$44.63	4	-	$35,000
Total	8	$101.40	8	-	$141,515
Remaining Joint Venture Sales Parcels	7		2	5

Non-Income Producing	Number	PSF	Per Acre	Carry Cost	2023 Sales	2024 & Beyond Sales	Gross Proceeds
Closed	4	$33.77	$457	$(1,601)	4	-	$21,125
Under Contract - No DD (3)	7	$142.25	$1,481	$(4,200)	5	2	$136,055
Under Contract - In DD	2	$38.92	$491	$(854)	2	-	$11,000
PSA Neg. / Accepted Offer	8	$41.81	$491	$(2,392)	6	2	$50,239
Total	21	$74.13	$831	$(9,047)	17	4	$218,419
Remaining Non-Income Producing Sales Parcels	16				7	9

(1) 2023 and 2024 sales projections are based on the Company’s latest forecasts and assumptions, but the Company cautions that actual results may differ materially

(2) Remaining Stabilized Sales Parcels includes one asset under contract as of April 4, 2023 that was subsequently terminated

(3) Gross sales price per square foot excludes one asset which is land only

	As of January 1, 2023	2023 Sales Projections as of May 9, 2023					2024 & Beyond Sales Projections as of May 9, 2023
Category	Sales Portfolio	Sold	Under Contract - No DD	Under Contract - in DD	PSA Neg. / Accepted Offer	Pipeline	Under Contract - No DD	PSA Neg. / Accepted Offer	Pipeline
Gateway markets	11	-	1	-	-	-	1	-	9
Primary markets	43	11	8	1	4	11	1	-	7
Secondary markets	35	14	6	1	7	3	-	1	3
Tertiary markets	16	6	2	2	2	3	-	1	-
Market Composition Total	105	31	17	4	13	17	2	2	19

Multi-Tenant Retail	32	18	6	1	-	4	-	-	3
Premier	10	-	1	-	-	-	1	-	8
Residential	5	2	1	-	-	-	-	-	2
Other Unconsolidated Entities	13	-	3	-	4	2	-	-	4
Non-Core Properties	45	11	6	3	9	11	1	2	2
Property Type Total	105	31	17	4	13	17	2	2	19

Under $10M	57	20	5	2	10	12	-	2	6
$10M - $30M	29	10	8	2	3	3	1	-	2
$30M - $50M	11	1	2	-	-	2	1	-	5
Over $50M	8	-	2	-	-	-	-	-	6
Transaction Size Total	105	31	17	4	13	17	2	2	19

(1) 2023 and 2024 sales projections are based on the Company’s latest forecasts and assumptions, but the Company cautions that actual results may differ materially.

(2) Includes both partial and full asset transactions currently being forecasted by Seritage. At January 1, 2023, the Company had an interest in 97 properties. It is currently projected that seven of these properties will be parceled and sold in two or more separate transactions each, which is subject to change, resulting in a total portfolio count of 105 transactions at this time.

Portfolio

The table below represents a summary of the Company’s properties by planned usage as of March 31, 2023:

(in thousands except number of leases and acreage data)

Planned Usage	Total	Built SF / Acreage (1)	Leased SF (1)(2)	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	13	2,019 sf / 198 acres	1,534	15.2
Residential (3)	2	33 sf / 19 acres	33	9.5
Premier	5	235 sf / 99 acres	163	19.7
Non-Core (4)	35	5,292 sf / 428 acres	325	12.2
Unconsolidated
Other Entities	13	1,106 sf / 185 acres	278	14.2
Residential (3)	1	49 sf / 12 acres	32	11.7
Premier	3	158 sf / 57 acres	106	19.0

(1) Square footage is presented at the Company’s proportional share.

(2) Based on signed leases at March 31, 2023.

(3) Square footage represents built ancillary retail space whereas acreage represents both retail and residential acreage.

(4) Represents assets the Company previously designated for sale.

Multi-Tenant Retail

During the three months ended March 31, 2023, the Company invested $4.1 million in its multi-tenant retail properties. The remaining capital expenditures in the multi-tenant retail portfolio are primarily comprised of tenant improvements.

The table below provides a summary of all Multi-Tenant Retail signed leases as of March 31, 2023, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Gross Annual Base	% of	Gross Annual
Tenant	Leases	GLA	Leasable GLA	Rent ("ABR")	Total ABR	Rent PSF ("ABR PSF")
In-place retail leases	55	1,374	68.1%	$30,014	90.7%	$21.84
SNO retail leases (1)	9	160	7.9%	3,085	9.3%	19.28
Total retail leases	64	1,534	76.0%	$33,099	100.0%	$21.58
(1) SNO = signed not yet opened leases.

During the three months ended March 31, 2023, the Company signed new leases at its retail properties totaling approximately 76 thousand square feet at an average base rent of $10.54 PSF stabilized net. Additionally, the Company generated a leasing pipeline of over 100 thousand square feet. The Company has 1.4 million leased square feet and approximately 160 thousand square feet signed but not opened. Seritage has total occupancy of 76.0% for its multi-tenant retail properties. As of March 31, 2023, there is an additional approximately 484 thousand square feet available for lease.

(in thousands except number of leases and PSF data)	Number of			Annual
	SNO Leases	GLA	ABR	Rent PSF
As of December 31, 2022	15	141	$3,355	$23.79
Sold / terminated	(8)	(58)	(1,071)	18.47
Signed	2	76	801	10.54
As of March 31, 2023	9	159	$3,085	$19.28

Premier Mixed-Use

The Company has three premier mixed-use projects in the active leasing/tenant opening stage: Aventura, FL, Santa Monica, CA and San Diego, CA. As of March 31, 2023, the Company has 205 thousand in-place leased square feet (112 thousand square feet at share), 171 thousand square feet signed but not opened (157 thousand square feet at share), and 175 thousand square feet available for lease (124 thousand square feet at share).

The table below provides a summary of all signed leases at Premier assets as of March 31, 2023, including unconsolidated entities at the Company’s proportional share:

	Number of	Leased	% of Total	Net Annual	% of Total	Net Annual
Tenant	Leases	GLA	Leasable GLA	Base Rent	Annual Rent	Rent PSF
In-place retail leases	22	50	12.8%	$3,215	17.6%	$64.30
In-place office leases	1	62	15.7%	4,220	23.2%	68.06
SNO retail leases as of December 31, 2022(1)	27	111		8,612		77.59
Opened	(6)	(8)		(503)		62.88
Signed	1	8		570		71.25
SNO retail leases as of March 31, 2023(1)	22	111	28.2%	8,679	47.6%	78.19
SNO office leases as of December 31, 2022(1)	4	108		$6,329		58.60
Opened	(1)	(62)		$(4,220)		68.06
SNO retail leases as of March 31, 2023(1)	3	46	11.8%	$2,109	11.6%	45.85
Total diversified leases as of March 31, 2023	48	270	68.5%	$18,223	100.0%	$67.49
(1) SNO = Signed not yet opened leases
(2) In thousands except number of leases and PSF data

During the three months ended March 31, 2023, the Company invested $27.2 million in its consolidated development and operating properties and an additional $2.8 million into its unconsolidated entities.

Aventura

During the first quarter of 2023, the Company continued to advance 216 thousand square feet of office and retail leasing at the project in Aventura, FL. The Company is finalizing construction on the asset and remains on track to open its first tenants to the public in the second quarter of 2023, with rolling openings thereafter.

During the quarter ended March 31, 2023, the Company signed one new lease totaling eight thousand square feet at an average base rent of $71.25 PSF stabilized net and has 144 thousand square feet signed but not opened. With occupancy at 66.6%, the Company has 72 thousand square feet available for lease, of which one thousand square feet is in lease negotiation and has leasing activity on over an additional 71 thousand square feet.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months ended March 31, 2023:

(in thousands except per share amounts)	Three Months Ended
	March 31, 2023	March 31, 2022
Net loss attributable to Seritage common shareholders	$(63,211)	$(53,430)
Net loss per share attributable to Seritage common shareholders	(1.13)	(1.22)
Total NOI	3,104	10,493

For the quarter ended March 31, 2023:

•
Total NOI for the first quarter of 2023 reflects the impact of $0.5 million Total NOI relating to sold properties.

Total NOI is comprised of:

(in thousands)	Three Months Ended March 31,
Consolidated Properties	2023	2022
Multi-tenant retail	$6,432	$6,205
Premier	(1,441)	(1,400)
Residential	(735)	(717)
Non-Core	(2,317)	(687)
Sold	(352)	5,568
Total	1,587	8,969
Unconsolidated Properties
Residential	9	(289)
Premier	331	(209)
Other joint ventures	1,177	2,022
Total	1,517	1,524
Total NOI	$3,104	$10,493

As of March 31, 2023, the Company had cash on hand of $132.1 million, including $11.6 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of future sales and/or potential debt and capital markets transactions, to pay its financing obligations and fund its operations and development activity. The availability of funding from sales of assets, partnerships and credit or capital markets transactions is subject to various conditions, and there can be no assurance that such transactions will be consummated. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part I, Item 1 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Quarterly Report on Form 10-Q.

Dividends

On February 15, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was be paid on April 17, 2023 to holders of record on March 31, 2023.

On April 27, 2023, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be paid on July 14, 2023 to holders of record on June 30, 2023.

The Company’s Board of Trustees does not expect to declare dividends on its common shares until such time as the Term Loan Facility has been repaid in full.

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open minded to pursuing value maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

As the Company has previously disclosed, the Company, along with the commercial real estate market as a whole, has experienced and continues to experience progressively more challenging market conditions as a result of a variety of factors. These conditions have applied and continue to apply downward pricing pressure on all of our assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company will consider various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions, the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

D&O Insurance Litigation

On March 2, 2021, the Company brought a lawsuit in Delaware state court against QBE Insurance Corporation, Endurance American Insurance Company, Allianz Global Risks US Insurance Company and Continental Casualty Company, each of which are D&O insurance providers of the Company (the “D&O Insurers”). The Company’s lawsuit sought, among other things, declaratory relief and money damages as a result of certain of the D&O Insurers refusal to pay certain costs and expenses related to the defense of the Sears Bankruptcy Litigation. During the fourth quarter of 2022, the Company reached settlement agreements with two of the D&O Insurers and received gross proceeds of $12.7 million. During the three months ended March 31, 2023, the Company reached settlement agreements with the other two D&O Insurers for gross proceeds of $11.6 million. The Company received $3.8 million during the three months ended March 31, 2023, which is recorded in interest and other income in the consolidated statements of operations and received $7.8 million subsequent to March 31, 2023.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes references to NOI and Total NOI which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

Neither of NOI or Total NOI are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other real estate companies may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other real estate companies. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; the Company’s relatively limited history as an operating company; and environmental, health, safety and land use laws and regulations. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of retail and mixed-use properties throughout the United States. As of March 31, 2023, the Company’s portfolio consisted of interests in 72 properties comprised of approximately 10.2 million square feet of gross leasable area (“GLA”) or build-to-suit leased area, approximately 157 acres held for or under development and approximately 5.3 million square feet or approximately 428 acres to be disposed of. The portfolio consists of approximately 7.6 million square feet of GLA held by 55 wholly owned properties (such properties, the “Consolidated Properties”) and 2.6 million square feet of GLA held by 17 unconsolidated entities (such properties, the “Unconsolidated Properties”).

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Investment in real estate
Land	$154,807	$172,813
Buildings and improvements	464,586	463,616
Accumulated depreciation	(55,347)	(57,330)
	564,046	579,099
Construction in progress	157,824	185,324
Net investment in real estate	721,870	764,423
Real estate held for sale	245,894	455,617
Investment in unconsolidated entities	353,919	382,597
Cash and cash equivalents	120,476	133,480
Restricted cash	11,576	11,459
Tenant and other receivables, net	25,982	41,495
Lease intangible assets, net	1,615	1,791
Prepaid expenses, deferred expenses and other assets, net	35,041	50,859
Total assets (1)	$1,516,373	$1,841,721

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$799,859	$1,029,754
Accounts payable, accrued expenses and other liabilities	58,559	89,368
Total liabilities (1)	858,418	1,119,122

Commitments and contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,059,530 and 56,052,546 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	561	561
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022; liquidation preference of $70,000	28	28
Additional paid-in capital	1,360,060	1,360,411
Accumulated deficit	(703,742)	(640,531)
Total shareholders' equity	656,907	720,469
Non-controlling interests	1,048	2,130
Total equity	657,955	722,599
Total liabilities and shareholders' equity	$1,516,373	$1,841,721

(1) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The consolidated balance sheets, as of March 31, 2023, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $3.3 million of land, $2.8 million of building and improvements, $(0.7) million of accumulated depreciation and $3.4 million of other assets included in other line items. The Company's consolidated balance sheets as of December 31, 2022, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $6.6 million of land, $3.9 million of building and improvements, $(1.0) million of accumulated depreciation and $4.0 million of other assets included in other line items.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
REVENUE
Rental income	$418	$29,084
Management and other fee income	262	1,821
Total revenue	680	30,905
EXPENSES
Property operating	8,185	11,032
Real estate taxes	1,537	8,150
Depreciation and amortization	4,564	11,934
General and administrative	12,220	9,092
Total expenses	26,506	40,208
Gain (loss) on sale of real estate, net	12,392	(1,015)
Impairment of real estate assets	(2,576)	(991)
Equity in loss of unconsolidated entities	(36,372)	(33,076)
Interest and other income	5,585	11
Interest expense	(15,202)	(22,588)
Loss before income taxes	(61,999)	(66,962)
Benefit (provision) for income taxes	13	(25)
Net loss	(61,986)	(66,987)
Net loss attributable to non-controlling interests	—	14,782
Net loss attributable to Seritage	$(61,986)	$(52,205)
Preferred dividends	(1,225)	(1,225)
Net loss attributable to Seritage common shareholders	$(63,211)	$(53,430)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(1.13)	$(1.22)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(1.13)	$(1.22)
Weighted average Class A common shares outstanding - Basic	56,059	43,634
Weighted average Class A common shares outstanding - Diluted	56,059	43,634

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended March 31,
NOI and Total NOI	2023	2022
Net loss	$(61,986)	$(66,987)
Termination fee income	—	(277)
Management and other fee income	(262)	(1,821)
Depreciation and amortization	4,564	11,934
General and administrative expenses	12,220	9,092
Equity in loss of unconsolidated entities	36,372	33,076
(Gain) loss on sale of real estate, net	(12,392)	1,015
Impairment of real estate assets	2,576	991
Interest and other income	(5,585)	(11)
Interest expense	15,202	22,588
(Benefit) provision for income taxes	(13)	25
Straight-line rent	10,843	(721)
Above/below market rental expense	48	65
NOI	$1,587	$8,969
Unconsolidated entities
Net operating income of unconsolidated entities	1,659	1,846
Straight-line rent	(147)	(328)
Above/below market rental expense	5	6
Total NOI	$3,104	$10,493